Rule 424(b)(3)
                                                              No. 333-15411

                       CNL AMERICAN PROPERTIES FUND, INC.

         This Supplement is part of, and should be read in conjunction with, the Prospectus dated April 18, 1997 and the Prospectus Supplement dated October 21, 1997. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

         Information as to proposed properties for which the Company has received initial commitments and as to the number and types of Properties acquired by the Company is presented as of October 20, 1997, and all references to commitments or Property acquisitions should be read in that context. Proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after October 20, 1997, will be reported in a subsequent Supplement.

                                  THE OFFERING

         As of the completion of its Initial Offering, the Company had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the Reinvestment Plan and after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and offering expenses, net proceeds to the Company from its Initial Offering totalled approximately $134,000,000. Following the completion of its Initial Offering on February 6, 1997, the Company commenced this offering of up to 27,500,000 Shares. As of October 20, 1997, the Company had received subscription proceeds of $152,844,304 (15,284,430 Shares), including $1,183,289 (118,329 Shares) issued pursuant to the Reinvestment Plan, from 6,986 stockholders in connection with this offering. Net Offering Proceeds to the Company after deduction of Selling Commissions, Marketing Support and Due Diligence Expense Reimbursement Fees and Offering Expenses totalled approximately $138,099,000. As of October 20, 1997, the Company had invested or committed for investment approximately $252,477,000 of aggregate net proceeds from the Initial Offering and this offering in 234 Properties, in providing mortgage financing to the tenants of the 44 Properties consisting of land only to purchase the buildings on these Properties and the buildings on three additional properties through Mortgage Loans, and in paying acquisition fees and certain acquisition expenses, leaving approximately $19,666,000 in aggregate net offering proceeds available for investment in Properties and Mortgage Loans. As of October 20, 1997, $6,877,994 of the Net Offering Proceeds from this offering had been incurred as Acquisition Fees to the Advisor.

                                    BUSINESS

PROPERTY ACQUISITIONS

         Between October 4, 1997 and October 20, 1997, the Company acquired 14 Properties, including 13 Properties consisting of land and building and one Property consisting of building only. These Properties are 11 Ground Round Properties (one in each of Allentown and Reading, Pennsylvania; Colerain and Parma, Ohio; Dubuque and Waterloo, Iowa; Janesville and Wauwatosa, Wisconsin; Crystal, Minnesota; Gloucester, New Jersey; and Kalamazoo, Michigan), two Jack in the Box Properties (one in each of Florissant, Missouri; and Folsom, California) and one On The Border (in San Antonio, Texas). For information regarding the Properties acquired by the Company prior to October 4, 1997, see the Prospectus dated April 18, 1997 and the Prospectus Supplement dated October 21, 1997.

         The Jack in the Box Properties in Florissant, Missouri, and Folsom, California, were acquired from Affiliates of the Company. The Affiliates had purchase and temporarily held title to these Properties in order to facilitate their acquisition by the Company. The Properties were acquired by the Company for an aggregate purchase price of approximately $2,340,000, representing the cost of the Properties to the Affiliates (including carrying costs) due to the fact that the amounts were less than each Property's appraised value.


October 24, 1997                                Prospectus Dated April 18, 1997

         In connection with the purchase of the 11 Ground Round Properties and the two Jack in the Box Properties, which are land and building, the Company, as lessor, entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business - Description of Property Leases." For the Properties that are to be constructed, the Company has entered into development and indemnification and put agreements with the lessees. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation."

         In connection with the On The Border Property in San Antonio, Texas, which is building only, the Company, as lessor, entered into a long-term lease agreement with an unaffiliated lessee. The general terms of the lease agreement are described in the section of the Prospectus entitled "Business - Description of Property Leases." In connection with the purchase of this Property, which is to be constructed, the Company has entered into development and indemnification and put agreements with the lessee. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation." In connection with this acquisition, the Company has also entered into a tri-party agreement with the lessee and the owner of the land. The tri-party agreement provides that the ground lessee is responsible for all obligations under the ground lease and provides certain rights to the Company relating to the maintenance of its interest in the building in the event of a default by the lessee under the terms of the ground lease.

         The following table sets forth the location of the 14 Properties, including 13 Properties consisting of land and building and one Property consisting of building only, acquired by the Company, from October 4, 1997 through October 20, 1997, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.

                              PROPERTY ACQUISITIONS
                  From October 4, 1997 through October 20, 1997




                                                                   Lease
                                                                  Expira-
                                                                  tion and
Property Location and              Purchase           Date        Renewal            Minimum                             Option
Competition                        Price (1)        Acquired      Options      Annual Rent (2)    Percentage Rent    To Purchase
---------------------              ---------        --------      ---------    ---------------    ---------------    -----------

JACK IN THE BOX (5)               $1,076,237 (3)(6) 10/17/97      09/2015;      $110,243 (6);      for each lease    at any time
(the "Florissant Property")                                       four five-    increases by 8%    year, (i) 5% of   after the
Restaurant to be constructed                                      year renewal  after the fifth    annual gross      seventh
                                                                  options       lease year and     sales minus       lease year
The Florissant Property is                                                      after every        (ii) the
located on the southern                                                         five years         minimum annual
quadrant of Charbonier Road                                                     thereafter         rent for such
and Howdershell Road, in                                                        during the         lease year (7)
Florissant, St. Louis County,                                                   lease term
Missouri, in an area of mixed
retail, commercial, and
residential development.

JACK IN THE BOX (5)               $1,263,688        10/17/97      09/2015;      $129,482 (6);      for each lease        None
(the "Folsom Property")            (3)(6)                         four five-    increases by 8%    year, (i) 5% of
Restaurant to be constructed                                      year renewal  after the fifth    annual gross
                                                                  options       lease year and     sales minus
The Folsom Property is located                                                  after every        (ii) the
on the eastern quadrant of                                                      five years         minimum annual
Blue Ravine Road and East                                                       thereafter         rent for such
Bidwell Street, in Folsom,                                                      during the         lease year (7)
Sacramento County, California,                                                  lease term
in an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Folsom Property include an
IHOP, an Arby's, a Burger
King, a Boston Market, a
Manhattan Bagel, a Subway
Sandwich Shop, a Taco Bell, a
McDonald's, a KFC, a Pizza
Hut and several local
restaurants.


                                      -3-

                                                                   Lease
                                                                  Expira-
                                                                  tion and
Property Location and              Purchase           Date        Renewal            Minimum                             Option
Competition                        Price (1)        Acquired      Options      Annual Rent (2)    Percentage Rent    To Purchase
---------------------              ---------        --------      -------      ---------------    ---------------    -----------
ON THE BORDER (8)                 $292,767          10/17/97      10/2012;      13.64% of Total    for each lease    at any time
(the "San Antonio Property")      (excluding                      three five-   Cost (4); (9)      year, (i) 4% of   after the
Restaurant to be constructed      development                     year renewal                     annual gross      tenth lease
                                  costs)(3)                       options                          sales minus       year
The San Antonio Property is                                                                        (ii) the
located on the east side of                                                                        minimum annual
U.S. Highway 281, within the                                                                       rent for such
Alamo Quarry Market Shopping                                                                       lease year (7)
Center, in San Antonio, Bexar
County, Texas, in an area of
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the San Antonio
Property include a Ruth's
Chris Steakhouse and several
local restaurants.

GROUND ROUND (10)                 $1,220,761        10/20/97      10/2017;          $125,128             (11)        at any time
(the "Allentown Property")                                        five  five-                                        after the
Existing restaurant                                               year renewal                                       seventh
                                                                  options                                            lease year
The Allentown Property is
located on the north side of
Grape Street, in Allentown,
Lehigh County, Pennsylvania,
in an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Allentown Property include a
Pizza Hut, a Lonestar Steak
House, a Red Lobster, a
Chili's, a KFC, an Olive
Garden, a Ponderosa
Steakhouse, a Friendly's, a
Wendy's, a Perkins, a Burger
King, a Boston Market and
several local restaurants.


                                      -4-



                                                                   Lease
                                                                  Expira-
                                                                  tion and
Property Location and              Purchase           Date        Renewal            Minimum                             Option
Competition                        Price (1)        Acquired      Options      Annual Rent (2)    Percentage Rent    To Purchase
---------------------              ---------        --------      ---------    ---------------    ---------------    -----------
GROUND ROUND (10)                 $772,727          10/20/97      10/2017;          $79,205              (11)        at any time
(the "Colerain Property")                                         five five-                                         after the
Existing restaurant                                               year renewal                                       seventh
                                                                  options                                            lease year
The Colerain Property is
located on the north side of
Springdale Road, in Colerain,
Hamilton County, Ohio, in an
area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Colerain Property include a
Red Lobster, an Outback Steak
House, an Applebee's, an Olive
Garden, a White Castle, an
Arby's, a McDonald's, a T.G.I.
Friday's and several local
restaurants.

GROUND ROUND (10)                 $759,091          10/20/97      10/2017;          $77,807              (11)        at any time
(the "Crystal Property")                                          five  five-                                        after the
Existing restaurant                                               year renewal                                       seventh
                                                                  options                                            lease year
The Crystal Property is
located on the northeast
corner of Bass Lake Road and
Jersey Street, in Crystal,
Hennepin County, Minnesota, in
an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Crystal Property include a
Dairy Queen, a Taco Bell, a
Subway Sandwich Shop, a KFC
and an Applebee's.


                                      -5-


                                                                   Lease
                                                                  Expira-
                                                                  tion and
Property Location and              Purchase           Date        Renewal            Minimum                             Option
Competition                        Price (1)        Acquired      Options      Annual Rent (2)    Percentage Rent    To Purchase
---------------------              ---------        --------      -------      ---------------    ---------------    -----------
GROUND ROUND (10)                 $1,422,727        10/20/97      10/2017;          $145,830             (11)        at any time
(the "Dubuque Property")                                          five five-                                         after the
Existing restaurant                                               year renewal                                       seventh
                                                                  options                                            lease year
The Dubuque Property is
located on the
west side of John F. Kennedy
Road and Cedar Cross Road, in
Dubuque, Dubuque County, Iowa,
in an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Dubuque Property include a
Hardee's, an Olive Garden, a
Wendy's and several local
restaurants.

GROUND ROUND (10)                 $900,000          10/20/97      10/2017;          $92,250              (11)        at any time
(the "Gloucester Property")                                       five five-                                         after the
Existing restaurant                                               year renewal                                       seventh
                                                                  options                                            lease year
The Gloucester Property is
located on the
southeast corner of Blackwood-
Clementon Road and Dartmouth
Drive, in Gloucester, Camden
County, New Jersey, in an area
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Gloucester
Property include a Friendly's,
a Boston Market, a Chili's, an
Olive Garden, a Red Lobster, a
Denny's, a Burger King, a
McDonald's, a Taco Bell, a
Checkers and several local
restaurants.


                                      -6-


                                                                   Lease
                                                                  Expira-
                                                                  tion and
Property Location and              Purchase           Date        Renewal            Minimum                             Option
Competition                        Price (1)        Acquired      Options      Annual Rent (2)    Percentage Rent    To Purchase
---------------------              ---------        --------      -------      ---------------    ---------------    -----------
GROUND ROUND (10)                 $945,455          10/20/97      10/2017;          $96,909              (11)        at any time
(the "Janesville Property")                                       five  five-                                        after the
Existing restaurant                                               year renewal                                       seventh
                                                                  options                                            lease year
The Janesville Property is
located on the northwest
corner of Milton Avenue and
Lodge Street, in Janesville,
Rock County, Wisconsin, in an
area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Janesville Property include an
Applebee's, a Pizzeria Uno, a
Perkins, a Fazoli's and
several local restaurants.

GROUND ROUND (10)                 $945,455          10/20/97      10/2017;          $96,909              (11)        at any time
(the "Kalamazoo Property")                                        five  five-                                        after the
Existing restaurant                                               year renewal                                       seventh
                                                                  options                                            lease year
The Kalamazoo Property is
located on Stadium Drive, east
of the intersection of Seneca
Road, in Kalamazoo, Kalamazoo
County, Michigan, in an area
of mixed retail, commercial,
and residential development.
Other fast-food and family-
style restaurants located in
proximity to the Kalamazoo
Property include an Olive
Garden, an Applebee's, a
Chili's, a McDonald's, a
Burger King and several local
restaurants.



                                      -7-

                                                                  Lease
                                                                 Expira-
                                                                 tion and
Property Location and              Purchase          Date        Renewal            Minimum                             Option
Competition                        Price (1)       Acquired      Options      Annual Rent (2)    Percentage Rent    To Purchase
---------------------              ---------       --------      --------     ---------------    ---------------    -----------
GROUND ROUND (10)                 $1,118,182       10/20/97       10/2017;          $114,614             (11)        at any time
(the "Parma Property")                                            five five-                                         after the
Existing restaurant                                               year renewal                                       seventh
                                                                  options                                            lease year
The Parma Property is located
on the south side of Day
Drive, in Parma, Cuyahoga
County, Ohio, in an area of
mixed retail, commercial, and
residential development.
Other fast-food and family-
style restaurants located in
proximity to the Parma
Property include an Outback
Steak House, a Red Lobster, an
Olive Garden, an Arby's, a
Denny's and a local
restaurant.

GROUND ROUND (10)                 $1,439,551        10/20/97      10/2017;          $147,554             (11)        at any time
(the "Reading Property")                                          five five-                                         after the
Existing restaurant                                               year renewal                                       seventh
                                                                  options                                            lease year
The Reading Property is
located on the west side of
Fifth Street Highway at the
entrance to the Fairgrounds
Mall, in Reading, Berks
County, Pennsylvania, in an
area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Reading Property include an
Arby's, a Pizza Hut, a
McDonald's, a Burger King, a
Bojangles, a Taco Bell, a
Ponderosa Steakhouse, a Boston
Market, a Subway Sandwich
Shop and several local
restaurants.


                                      -8-

                                                                   Lease
                                                                  Expira-
                                                                  tion and
Property Location and              Purchase           Date        Renewal            Minimum                             Option
Competition                        Price (1)        Acquired      Options      Annual Rent (2)    Percentage Rent    To Purchase
---------------------              ---------        --------      -------      ---------------    ---------------    -----------
GROUND ROUND (10)                 $1,036,364        10/20/97      10/2017;          $106,227             (11)        at any time
(the "Waterloo Property")                                         five  five-                                        after the
Existing restaurant                                               year renewal                                       seventh
                                                                  options                                            lease year
The Waterloo Property is
located on the southwest
corner of East San Marnan
Drive and Penneys Street, in
an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Waterloo Property include an
Olive Garden, a Lonestar Steak
House, an Applebee's, a Pizza
Hut, a Boston Market, a Long
John Silver's and several
local restaurants.

GROUND ROUND (10)                 $1,354,545        10/20/97      10/2017;          $138,841             (11)        at any time
(the "Wauwatosa Property")                                        five  five-                                        after the
Existing restaurant                                               year renewal                                       seventh
                                                                  options                                            lease year
The Wauwatosa Property is
located on the northwest
corner of Mayfair Road and
Blue Mound Road, in Wauwatosa,
Milwaukee County, Wisconsin,
in an area of mixed retail,
commercial, and residential
development.  Other fast-food
and family-style restaurants
located in proximity to the
Wauwatosa Property include a
Chili's, an Applebee's, a Taco
Bell, a Pizza Hut and several
local restaurants.

FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the Properties acquired, and for construction Properties, once the buildings are constructed, is set forth below:

         Property                                Federal Tax Basis
         --------                                -----------------
         Florissant Property                           $   720,000
         Folsom Property                                   700,000
         San Antonio Property                            1,265,000
         Allentown Property                                882,000
         Colerain Property                                 532,000
         Crystal Property                                  188,000
         Dubuque Property                                  807,000
         Gloucester Property                               527,000
         Janesville Property                               546,000
         Kalamazoo Property                                710,000
         Parma Property                                    791,000
         Reading Property                                  790,000
         Waterloo Property                                 657,000
         Wauwatosa Property                                802,000

(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease, except as indicated below. For the San Antonio Property, minimum annual rent will become due and payable on the earlier of (i) 180 days after execution of the lease, (ii) the date the certificate of occupancy for the restaurant is issued, (iii) the date the restaurant opens for business to the public, or (iv) the date the tenant receives from the landlord its final funding of the construction costs. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the San Antonio Property, as described above, the tenant shall pay monthly "interim rent" equal to 11% per annum of the amount funded by the Company in connection with the purchase and construction of the Property.

(3) The development agreements for the Properties which are to be constructed, provides that construction must be completed no later than the dates set forth below. The maximum cost to the Company, (including the purchase price of the land, development costs, and closing and acquisition costs) is not expected to, but may, exceed the amount set forth below:
                                 Estimated Maximum       Estimated Final
         Property                      Cost              Completion Date
         --------                 ----------------       ---------------
         Florissant Property        $1,075,539            March 16, 1998
         Folsom Property             1,263,239            March 4, 1998
         San Antonio Property        1,260,879            April 15, 1998

(4) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(5) The lessee of the Florissant and Folsom Properties is the same unaffiliated lessee.

(6) The Company paid for all construction costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change.

(7) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(8) The Company owns the building only for this Property. The Company does not own the underlying land; although, the Company entered into a tri-party agreement with the lessee and the landlord of the land in order to provide the Company with certain rights with respect to the land on which the building is located.

(9) Base rent shall increase after every five years during the lease term by the lesser of (i) 10% of the minimum base rent during the preceding year or (ii) 150% of the percentage change in the Consumer Price Index.

(10) The lessee of the Allentown, Colerain, Crystal, Dubuque, Gloucester, Janesville, Kalamazoo, Parma, Reading, Waterloo and Wauwatosa Properties is the same unaffiliated lessee.

(11) For each lease year, percentage rent shall be calculated upon the amount by which gross sales exceed base sales as follows: 6% for an increase of 0% to 33.33% above base sales, 5.5% for an increase of 33.34% to 66.7% above base sales, and 5% for an increase of 66.8% to 100% above base sales. For increases in gross sales in excess of 100%, percentage rent shall decrease by .5% for every additional 33.33% increase above base sales. Base sales are as follows:

         Property                                   Base Sales

         Allentown Property                         $2,085,487
         Colerain Property                           1,320,076
         Crystal Property                            1,296,780
         Dubuque property                            2,430,493
         Gloucester Property                         1,537,500
         Janesville Property                         1,615,152
         Kalamazoo Property                          1,615,152
         Parma Property                              1,910,355
         Reading Property                            2,459,233
         Waterloo Property                           1,770,455
         Wauwatosa Property                          2,314,015

PENDING INVESTMENTS

         As of October 20, 1997, the Company had initial commitments to acquire nine properties, including eight properties consisting of land and building and one property consisting of building only. The acquisition of each of these properties is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of all nine of these properties are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled "Business - Description of Property Leases."

         In connection with the IHOP property in Saugus, Massachusetts, the Company anticipates owning only the building and not the underlying land. However, the Company anticipates entering into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.

         Set forth below are summarized terms expected to apply to the leases for each of the properties. More detailed information relating to a property and its related lease will be provided at such time, if any, as the property is acquired.


                           Lease Term and                                                                 Option to
Property                  Renewal Options     Minimum Annual Rent              Percentage Rent            Purchase
--------                  ---------------     -------------------              ---------------            ---------
Boston Market            15 years; five      10.38% of the Company's        for each lease year after     at any time
Colorado Springs, CO     five-year renewal   total cost to purchase the     the fifth lease year, (i)     after the
Existing restaurant      options             property; increases by 10%     4% of annual gross sales      fifth lease
                                             after the fifth lease year     minus (ii) the minimum        year
                                             and after every five years     annual rent for such lease
                                             thereafter during the lease    year
                                             term

Golden Corral            15 years; four      10.75% of Total Cost (1)       for each lease year, 5% of    during the
Muskogee, OK             five-year renewal                                  the amount by which annual    first through
Restaurant to be         options                                            gross sales exceed a to be    seventh lease
constructed                                                                 determined breakpoint         years and the
                                                                                                          tenth through
                                                                                                          fifteenth
                                                                                                          lease years
                                                                                                          only

Ground  Round            20 years; five      10.25% of the Company's                    (5)               at any time
Ewing, NJ                five-year renewal   total cost to purchase the                                   after the
Existing restaurant      options             property                                                     seventh lease
                                                                                                          year

Ground  Round            20 years; five      10.25% of the Company's                    (5)               at any time
Maple Shade, NJ          five-year renewal   total cost to purchase the                                   after the
Existing restaurant      options             property                                                     seventh lease
                                                                                                          year

Ground  Round            20 years; five      10.25% of the Company's                    (5)               at any time
Nanuet, NY               five-year renewal   total cost to purchase the                                   after the
Existing restaurant      options             property                                                     seventh lease
                                                                                                          year

IHOP (3)                        (4)          11.78% of the Company's        for each lease year, (i) 3%   at any time
Saugus, MA                                   total cost to purchase the     of annual gross sales minus   after the
Existing restaurant                          building; increases by         (ii) the minimum annual       fifth lease
                                             5.81% after the fifth lease    rent for such lease year      year
                                             year, 4.66% after the tenth
                                             lease year, and 2.83% after
                                             the fifteenth lease year

Jack in the Box          18 years; four      10.25% of Total Cost (1);      for each lease year, (i) 5%   at any time
Los Angeles, CA          five-year renewal   increases by 8% after the      of annual gross sales minus   after the
Restaurant to be         options             fifth lease year and after     (ii) the minimum annual       seventh lease
constructed                                  every five years thereafter    rent for such lease year      year (2)
                                             during the lease term



                          Lease Term and                                                                   Option to
Property                 Renewal Options      Minimum Annual Rent              Percentage Rent             Purchase
--------                 ---------------      -------------------              ---------------             ---------
Ruby Tuesday's           20 years; two       11% of Total Cost (1);         for each lease year, (i) 6%   at any time
Georgetown, KY           five-year renewal   increases by 10% after the     of annual gross sales minus   after the
Restaurant to be         options             fifth lease year and after     (ii) the minimum annual       seventh lease
constructed                                  every five years thereafter    rent for such lease year at   year
                                             during the lease term          any time after the seventh
                                                                            lease year

Wendy's                  20 years; two       10.25% of Total Cost (1)       for each lease year, (i) 7%   at any time
Westlake Village, CA     five-year renewal                                  of annual gross sales minus   after the
Restaurant to be         options                                            (ii) the minimum annual       seventh lease
constructed                                                                 rent for such lease year      year




FOOTNOTES:

(1) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(2) In the event the Company purchases the property directly from the lessee, the lessee will have no option to purchase the property.

(3) The Company anticipates owning the building only for this property. The Company will not own the underlying land; although, the Company anticipates entering into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.

(4) The lease term shall expire upon the earlier of (i) the date 20 years from the date of closing, (ii) the expiration of the original term of the ground lease, or (iii) the earlier termination of the ground lease.

(5) For each lease year, percentage rent shall be calculated upon the amount by which gross sales exceed a to be determined breakpoint (base sales) as follows; 6% for an increase of 0% to 33.33% above base sales, 5.5% for an increase of 33.34% to 66.7% above base sales, and 5% for an increase of 66.8% to 100% above base sales. For increases in gross sales in excess of 100%, percentage rent shall decrease by .5% for every additional 33.33% increase above base sales.

BORROWING

         Between October 4, 1997 and October 20, 1997, the Company obtained three advances totalling $1,087,657 under the Line of Credit. The proceeds of these advances were used to acquire Equipment for three restaurant properties, one in each of Rapid City, South Dakota; London, Kentucky; and Guadalupe, Arizona.

                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION
                       CNL AMERICAN PROPERTIES FUND, INC.
                    PROPERTIES ACQUIRED FROM OCTOBER 4, 1997
                            THROUGH OCTOBER 20, 1997
                For the Year Ended December 31, 1996 (Unaudited)


         The following schedule presents unaudited estimated taxable operating results before dividends paid deduction of each Property acquired by the Company from October 4, 1997 through October 20, 1997. The statement presents unaudited estimated taxable operating results for each Property that was operational as if the Property had been acquired and operational on January 1, 1996 through December 31, 1996. The schedule should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith. No single lessee or group of affiliated lessees lease Properties or has borrowed funds from the Company with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of the Company.


                                   Jack in the Box       Jack in the Box       On The Border         Ground Round
                                  Florissant, MO (6)      Folsom, CA (6)      San Antonio, TX       Allentown, PA (7)
                                  ------------------     ---------------      ---------------       -----------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                            (5)                   (5)                        (5)         $125,128

Asset Management Fees (2)                (5)                   (5)                        (5)           (7,322)

General and Administrative
  Expenses (3)                           (5)                   (5)                        (5)           (7,758)
                                                                                                      --------

Estimated Cash Available from
  Operations                             (5)                   (5)                        (5)          110,048

Depreciation and Amortization
  Expense (4)                            (5)                   (5)                        (5)          (22,607)
                                                                                                      --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                         (5)                   (5)                        (5)         $ 87,441
                                                                                                      ========



                                  See Footnotes



                                    Ground Round      Ground Round     Ground Round       Ground Round
                                  Colerain, OH (7)   Crystal, MN (7)  Dubuque, IA (7)  Gloucester, NJ(7)
                                  ----------------   ---------------  ---------------  -----------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                            $ 79,205         $ 77,807        $145,830      $ 92,250

Asset Management Fees (2)                  (4,633)          (4,552)         (8,533)       (5,397)

General and Administrative
  Expenses (3)                             (4,911)          (4,824)         (9,041)       (5,720)
                                         --------         --------        --------      --------

Estimated Cash Available from
  Operations                               69,661           68,431         128,256        81,133

Depreciation and Amortization
  Expense (4)                             (13,658)          (4,824)        (20,701)      (13,511)
                                          --------         --------        --------      --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                         $ 56,003         $ 63,607        $107,555      $ 67,622
                                         ========         ========        ========      ========


                                  See Footnotes


                                          Ground Round          Ground Round     Ground Round      Ground Round
                                       Janesville, WI (7)    Kalamazoo, MI (7)   Parma, OH(7)     Reading, PA(7)
                                       ------------------    -----------------   ------------     --------------
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                             $ 96,909                $ 96,909         $114,614          $147,554

Asset Management Fees (2)                  (5,670)                  (5,670)          (6,706)           (8,634)

General and Administrative
  Expenses (3)                             (6,008)                  (6,008)          (7,106)           (9,148)
                                         --------                 --------         --------          --------

Estimated Cash Available from
  Operations                               85,231                   85,231          100,802           129,772

Depreciation and Amortization
  Expense (4)                             (14,015)                 (18,201)         (20,290)          (20,254)
                                          --------                 --------         --------          --------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                         $ 71,216                 $ 67,030         $ 80,512          $109,518
                                         ========                 ========         ========          ========



                                  See Footnotes

                                         Ground Round       Ground Round
                                        Waterloo, IA (7)   Wauwatosa, WI (7)      Total
                                        ----------------   -----------------      -----
Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction:

Base Rent (1)                              $106,227            $138,841         $1,221,274

Asset Management Fees (2)                    (6,215)             (8,124)           (71,456)

General and Administrative
  Expenses (3)                               (6,586)             (8,608)           (75,718)
                                           --------            --------         ----------

Estimated Cash Available from
  Operations                                 93,426             122,109          1,074,100

Depreciation and Amortization
  Expense (4)                               (16,846)            (20,557)          (185,464)
                                           --------             --------          ----------

Estimated Taxable Operating
  Results Before Dividends
  Paid Deduction                           $ 76,580            $101,552         $  888,636
                                           ========            ========         ==========




FOOTNOTES:

(1) Base rent does not include percentage rents which become due if specified levels of gross receipts are achieved.

(2) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Fund Advisors, Inc. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(3) Estimated at 6.2% of gross rental income based on the previous experience of Affiliates of the Advisor with 17 public limited partnerships which own properties similar to those owned by the Company. Amount does not include soliciting dealer servicing fee due to the fact that such fee will not be incurred until December 31 of the year following the year in which the offering terminates.

(4) The estimated federal tax basis of the depreciable portion (the building portion) of each Property has been depreciated on the straight-line method over 39 years.

(5) The Property is under construction for the period presented. The development agreements for the Properties which are to be constructed, provide that construction must be completed no later than the dates set forth below:

         Property                            Estimated Final Completion Date
         --------                            -------------------------------
         Florissant Property                    March 16, 1998
         Folsom Property                        March 4, 1998
         San Antonio Property                   April 15, 1998

(6) The lessee of the Florissant and Folsom Properties is the same unaffiliated lessee.

(7) The lessee of the Allentown, Colerain, Crystal, Dubuque, Gloucester, Janesville, Kalamazoo, Parma, Reading, Waterloo and Wauwatosa Properties is the same unaffiliated lessee.